February 23, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:
We have read the statements made by The Japan Fund, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 77k of Form N-SAR, as part of the Registrant's Form N-SAR report dated December 31, 2004. We agree with the statements concerning our Firm in such Form N-SAR.
Very truly yours,

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
PricewaterhouseCoopers LLP